Exhibit 99.1

BigCommerce Announces Fourth Quarter and Fiscal Year 2024 Financial Results

Full-Year Total Revenue of $332.9 Million, an Increase of 8% Versus Prior Year. Total ARR of $349.6 Million, an Increase of 4% Versus Prior Year. Enterprise ARR of $261.6 Million, an Increase of 7% Versus Prior Year. Full-Year Operating Cash Flow of $26.3M

AUSTIN, Texas – February 20, 2025 – BigCommerce Holdings, Inc. (“BigCommerce” or the “Company”) (Nasdaq: BIGC), a leading provider of open, composable commerce solutions for B2C and B2B brands and retailers, today announced financial results for its fourth quarter and fiscal year ended December 31, 2024.

“Over the last several months, we have focused on executing our go-to-market transformation, aligning our strategy, structure and messaging to reflect the full power of BigCommerce,” said Travis Hess, CEO of BigCommerce. “Transformations like this are not easy, and I am encouraged by the progress, feedback and traction we are seeing, and I am energized by the path ahead. I took on this role because of my belief in what BigCommerce is today and, more importantly, where we can take commerce into the future as a leader in modern commerce with a differentiated approach, a world-class team and an immense market opportunity.”

Fourth Quarter Financial Highlights:

•
Total revenue was $87.0 million, up 3% compared to the fourth quarter of 2023.
•
Total annual revenue run-rate ("ARR") as of December 31, 2024 was $349.6 million, up 4% compared to December 31, 2023.
•
Subscription solutions revenue was $62.3 million, up 3% compared to the fourth quarter of 2023.
•
ARR from accounts with at least one enterprise plan (collectively, "Enterprise Accounts") was $261.6 million as of December 31, 2024, up 7% from December 31, 2023.
•
ARR from Enterprise Accounts as a percent of total ARR was 75% as of December 31, 2024, compared to 73% as of December 31, 2023.
•
GAAP gross margin was 78%, compared to 77% in the fourth quarter of 2023. Non-GAAP gross margin was 78%, compared to 79% in the fourth quarter of 2023.

Other Key Business Metrics

•
Number of enterprise accounts was 5,884, down 2% compared to the fourth quarter of 2023.
•
Average revenue per account (ARPA) of enterprise accounts was $44,458 up 9% compared to the fourth quarter of 2023.
•
Revenue in the Americas grew by 4% compared to the fourth quarter of 2023.
•
Revenue in EMEA grew by 5% and revenue in APAC declined by 1% compared to the fourth quarter of 2023.

.

Loss from Operations and Non-GAAP Operating Income (Loss)

•
GAAP loss from operations was ($0.8) million, compared to ($5.7) million in the fourth quarter of 2023.
•
Included in GAAP loss from operations was a restructuring charge of $1.2 million, including but not limited to the 2024 Restructuring.
•
Non-GAAP operating income was $10.1 million, compared to $5.4 million in the fourth quarter of 2023.

Exhibit 99.1

Net Income (Loss) and Earnings Per Share

•
GAAP net loss was ($2.4) million, compared to ($3.2) million in the fourth quarter of 2023.
•
Non-GAAP net income was $8.4 million or 10% of revenue, compared to $7.9 million or 9% of revenue in the fourth quarter of 2023.
•
GAAP basic net loss per share was ($0.03) based on 78.4 million shares of common stock, compared to ($0.04) based on 76.2 million shares of common stock in the fourth quarter of 2023.
•
Non-GAAP basic net income per share was $0.11 based on 78.4 million of shares, compared to $0.10 based on 76.2 million shares in the fourth quarter of 2023.
•
Non-GAAP diluted net income per share was $0.11 based on 80.1 million shares of dilutive shares, compared to $0.09 based on 83.7 million dilutive shares in the fourth quarter of 2023.

Adjusted EBITDA

•
Adjusted EBITDA was $11.0 million, compared to $6.5 million in the fourth quarter of 2023.

Cash

•
Cash, cash equivalents, restricted cash, and marketable securities totaled $179.6 million as of December 31, 2024.
•
For the three months ended December 31, 2024, net cash provided by operating activities was $12.4 million, compared to $13.3 million provided by operating activities for the same period in 2023. The Company reported free cash flow was $11.6 million in the three months ended December 31, 2024.

Debt

•
As of December 31, 2024 the Company had $63.1 million in outstanding aggregate principal amount of its 2026 Convertible Notes, and $150.0 million in outstanding aggregate principal amount of its 2028 Convertible Notes. Subsequent to year end the Company repurchased approximately $59.0 million in principal amount of the 2026 Convertible notes for $54.0 million in cash. The Company's total outstanding debt is approximately $154.1 million.

Fiscal Year 2024 Financial Highlights:

•
Total revenue was $332.9 million, up 8% compared to fiscal year 2023.
•
Subscription solutions revenue was $247.9 million, up 8% compared to fiscal year 2023.
•
GAAP gross margin was 77%, compared to 76% in fiscal year 2023. Non-GAAP gross margin was 78%, for both fiscal year 2024 and 2023.

Operating Loss and Non-GAAP Operating Income (Loss)

•
GAAP operating loss was ($41.7) million, compared to ($72.4) million in fiscal year 2023.
•
Included in GAAP loss from operations was a restructuring charge of $13.7 million, including but not limited to the 2024 Restructuring.
•
Non-GAAP operating income (loss) was $19.5 million, compared to ($5.7) million in fiscal year 2023.

Net Income (Loss) and Earnings Per Share

Exhibit 99.1

•
GAAP net loss was ($27.0) million, compared to ($64.7) million in fiscal year 2023.
•
Non-GAAP net income was $22.0 million or 7% of revenue, compared to $2.1 million or 1% of revenue in fiscal year 2023.
•
GAAP net loss per share was ($0.35) based on 77.6 million shares of common stock, compared to ($0.86) based on 75.1 million shares of common stock in fiscal year 2023.
•
Non-GAAP diluted net income per share was $0.28 based on 79.4 million shares of dilutive shares, compared to $0.03 based on 82.9 million dilutive shares in fiscal year 2023.

Adjusted EBITDA

•
Adjusted EBITDA was $23.5 million, compared to ($1.6) million in fiscal year 2023.

Cash

•
For the twelve months ended December 31, 2024, net cash provided by operating activities was $26.3 million, compared to ($24.2) million used in operating activities for the same period in 2023. The Company reported free cash flow of $22.5 million for the year ended December 31, 2024.

Business Highlights:

Corporate Highlights

•
The Company made several additions to its leadership team. In January, Michelle Suzuki joined as BigCommerce’s Chief Marketing Officer, Rob Walter joined as Chief Revenue Officer, and Marcus Groff started as Senior Vice President of Engineering. In November, Tracy Turner joined as Senior Vice President of Revenue Operations.
•
BigCommerce and its customers achieved another successful Cyber Week, the eleventh in a row with 100% uptime on the platform. Customers on BigCommerce experienced a 26% increase, year over year, in gross merchandise value (GMV) during the five-day period from November 28 through December 2. BigCommerce merchants also saw total orders increase 13% and average order value rise 11%, year over year.

Customer Highlights

•
4Patriots, a family-founded company that sells emergency preparedness products, launched a new headless ecommerce store with BigCommerce, utilizing BigCommerce APIs and open source checkout to run a custom tax app, offer their own installment plans to customers, and provide one-click, post-purchase upsell opportunities.
•
Lube-Tech, a longstanding engine fluid brand, partnered with BigCommerce agency partner Codal to launch their first of three enterprise-level stores. They incorporated StagingPro to mirror sandbox and production stores.
•
ABC Fine Wine & Spirits, a retail chain that specializes in wine, spirits, and beer, launched a new online storefront featuring custom pickup and delivery options implemented by BigCommerce partner Irish Titan.
•
Bunzl, a leading distributor in the food processing industry since 1883, launched their ecommerce store using BigCommerce’s B2B Edition, assisted by BigCommerce partner Groove Commerce.
•
Witmer Public Safety Group successfully launched four online stores for firefighters, EMTs, and police officers, and more on BigCommerce's B2B Edition and using the platform's Multi-Storefront functionality. Designed by BigCommerce partner Jamersan, the sites are integrated with Witmer's

Exhibit 99.1

NetSuite ERP and leverage Algolia's search technology, resulting in a robust online experience for customers and increased uptimes.

Partner Highlights

•
We finalized a new global preferred partnership with payments provider Klarna to provide buy now, pay later services to merchants on the BigCommerce platform, helping them optimize checkout and conversion.

Q1 and 2025 Financial Outlook:

For the first quarter of 2025, we currently expect:

•
Total revenue between $81.2 million to $83.2 million.
•
Non-GAAP operating income is expected to be between $4 million to $5 million.

For the full year 2025, we currently expect:

•
Total revenue between $342.1 million and $350.1 million.
•
Non-GAAP operating income between $20 million and $24 million.

Our first quarter and 2025 financial outlook is based on a number of assumptions that are subject to change and many of which are outside our control. If actual results vary from these assumptions, our expectations may change. There can be no assurance that we will achieve these results.

We do not provide guidance for loss from operations, the most directly comparable GAAP measure to Non-GAAP operating income (loss), and similarly cannot provide a reconciliation between its forecasted Non-GAAP operating income (loss) and Non-GAAP income (loss) per share and these comparable GAAP measures without unreasonable effort due to the unavailability of reliable estimates for certain items. These items are not within our control and may vary greatly between periods and could significantly impact future financial results.

Conference Call Information

BigCommerce will host a conference call and webcast at 7:00 a.m. CT (8:00 a.m. ET) on Thursday, February 20, 2025, to discuss its financial results and business highlights. The conference call can be accessed by dialing (833) 634-1254 from the United States and Canada or (412) 317-6012 internationally and requesting to join the “BigCommerce conference call.” The live webcast of the conference call can be accessed from BigCommerce’s investor relations website at http://investors.bigcommerce.com.

Following the completion of the call through 11:59 p.m. ET on Thursday, February 27, 2025, a telephone replay will be available by dialing (877) 344-7529 from the United States, (855) 669-9658 from Canada or (412) 317-0088 internationally with conference ID 9139950. A webcast replay will also be available at http://investors.bigcommerce.com for 12 months.

About BigCommerce

BigCommerce (Nasdaq: BIGC) is a leading open SaaS and composable ecommerce platform that empowers brands, retailers, manufacturers and distributors of all sizes to build, innovate and grow their businesses online. BigCommerce provides its customers sophisticated professional-grade functionality, customization and performance with simplicity and ease-of-use. Tens of thousands of B2C and B2B companies across 150 countries and numerous industries rely on BigCommerce, including Coldwater Creek, Harvey Nichols, King Arthur Baking Co., MKM Building Supplies, United Aqua Group and Uplift Desk. For more information, please visit www.bigcommerce.com or follow us on X and LinkedIn.

Exhibit 99.1

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “outlook,” “may,” “might,” “plan,” “project,” “will,” “would,” “should,” “could,” “can,” “predict,” “potential,” “strategy, “target,” “explore,” “continue,” or the negative of these terms, and similar expressions intended to identify forward-looking statements. However, not all forward-looking statements contain these identifying words. These statements may relate to our market size and growth strategy, our estimated and projected costs, margins, revenue, expenditures and customer and financial growth rates, our Q1 and fiscal 2025 financial outlook, our plans and objectives for future operations, growth, initiatives or strategies. By their nature, these statements are subject to numerous uncertainties and risks, including factors beyond our control, that could cause actual results, performance or achievement to differ materially and adversely from those anticipated or implied in the forward-looking statements. These assumptions, uncertainties and risks include that, among others, the anticipated benefits and opportunities related to the 2024 Restructure may not be realized or may take longer to realize than expected, our ability to pay the interest and principal on our indebtedness depends upon cash flows generated by our operating performance, our business would be harmed by any decline in new customers, renewals or upgrades, our limited operating history makes it difficult to evaluate our prospects and future results of operations, we operate in competitive markets, we may not be able to sustain our revenue growth rate in the future, our business would be harmed by any significant interruptions, delays or outages in services from our platform or certain social media platforms, and a cybersecurity-related attack, significant data breach or disruption of the information technology systems or networks could negatively affect our business. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” and elsewhere in our filings with the Securities and Exchange Commission (the “SEC”), including our Annual Report on Form 10-K for the year ended December 31, 2023 and the future quarterly and current reports that we file with the SEC. Forward-looking statements speak only as of the date the statements are made and are based on information available to BigCommerce at the time those statements are made and/or management's good faith belief as of that time with respect to future events. BigCommerce assumes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made, except as required by law.

Use of Non-GAAP Financial Measures

We have provided in this press release certain financial information that has not been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). Our management uses these Non-GAAP financial measures internally in analyzing our financial results and believes that use of these Non-GAAP financial measures is useful to investors as an additional tool to evaluate ongoing operating results and trends and in comparing our financial results with other companies in our industry, many of which present similar Non-GAAP financial measures. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable financial measures prepared in accordance with GAAP and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. A reconciliation of our historical Non-GAAP financial measures to the most directly comparable GAAP measures has been provided in the financial statement tables included in this press release, and investors are encouraged to review these reconciliations.

Annual Revenue Run-Rate

We calculate annual revenue run-rate (“ARR”) at the end of each month as the sum of: (1) contractual monthly recurring revenue at the end of the period, which includes platform subscription fees, invoiced growth adjustments, feed management subscription fees, recurring professional services revenue, and other recurring revenue, multiplied by twelve to prospectively annualize recurring revenue, and (2) the sum of the trailing twelve-month non-recurring

Exhibit 99.1

and variable revenue, which includes one-time partner integrations, one-time fees, payments revenue share, and any other revenue that is non-recurring and variable.

Enterprise Account Metrics

To measure the effectiveness of our ability to execute against our growth strategy, we calculate ARR attributable to Enterprise Accounts. We define Enterprise Accounts as accounts with at least one unique Enterprise plan subscription or an enterprise level feed management subscription. These accounts may have more than one Enterprise plan or a combination of Enterprise plans and non-enterprise plans.

Average Revenue Per Account

We calculate ARPA for accounts in the Enterprise cohort at the end of a period by including customer-billed revenue and an allocation of partner and services revenue, where applicable. We allocate partner revenue, where applicable, primarily based on each customer’s share of GMV processed through that partner’s solution. For partner revenue that is not directly linked to customer usage of a partner’s solution, we allocate such revenue based on each customer’s share of total platform GMV. Each account’s partner revenue allocation is calculated by taking the account’s trailing twelve-month partner revenue, then dividing by twelve to create a monthly average to apply to the applicable period in order to normalize ARPA for seasonality.

Adjusted EBITDA

We define Adjusted EBITDA as our net loss, excluding the impact of stock-based compensation expense and related payroll tax costs, amortization of intangible assets, acquisition related costs, restructuring charges, depreciation, gain on convertible note extinguishment, interest income, interest expense, other expense, and our provision or benefit for income taxes. Acquisition related costs include contingent compensation arrangements entered into in connection with acquisitions and achieved earnout related to an acquisition.

Restructuring charges include severance benefits, right-of-use asset impairments, lease termination gain, software impairments, accelerated depreciation and amortization, and professional services costs.

Depreciation includes depreciation expenses related to the Company's fixed assets.

The most directly comparable GAAP measure is net loss.

Non-GAAP Operating Income (Loss)

We define Non-GAAP Operating Income (Loss) as our GAAP Loss from operations, excluding the impact of stock-based compensation expense and related payroll tax costs, amortization of intangible assets, acquisition-related costs, and restructuring charges. The most directly comparable GAAP measure is our loss from operations.

Non-GAAP Net Income (Loss)

We define Non-GAAP Net Income (Loss) as our GAAP net loss, excluding the impact of stock-based compensation expense and related payroll tax costs, amortization of intangible assets, acquisition-related costs, restructuring charges, and gain on convertible notes extinguishment. The most directly comparable GAAP measure is our net loss.

Non-GAAP Basic and Dilutive Net Income (Loss) per Share

Exhibit 99.1

We define Non-GAAP Basic Net Income (Loss) per Share as our Non-GAAP net income (loss), defined above, divided by our basic and diluted GAAP weighted average shares outstanding. The most directly comparable GAAP measure is our basic net loss per share.

Free Cash Flow

We define Free Cash Flow as our GAAP cash flow provided by (used in) operating activities less our GAAP purchases of property and equipment (Capital Expenditures). The most directly comparable GAAP measure is our cash flow provided by (used in) operating activities.

Media Relations Contact Investor Relations Contact

Brad Hem Tyler Duncan

PR@BigCommerce.com InvestorRelations@BigCommerce.com

Exhibit 99.1

Consolidated Balance Sheets

(in thousands)

	December 31,	December 31,
	2024	2023

Assets
Current assets
Cash and cash equivalents	$88,877	$71,719
Restricted cash	1,479	1,126
Marketable securities	89,283	198,415
Accounts receivable, net	48,117	37,713
Prepaid expenses and other assets, net	14,641	24,733
Deferred commissions	8,822	8,280
Total current assets	251,219	341,986
Property and equipment, net	9,128	10,233
Operating lease, right-of-use-assets, net	1,993	4,405
Prepaid expenses and other assets, net of current portion	3,146	1,240
Deferred commissions, net of current portion	5,559	7,056
Intangible assets, net	17,317	27,052
Goodwill	51,927	52,086
Total assets	$340,289	$444,058
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$7,018	$7,982
Accrued liabilities	3,194	2,652
Deferred revenue	46,590	32,242
Operating lease liabilities	2,438	2,542
Other liabilities	28,766	25,332
Total current liabilities	88,006	70,750
Convertible notes	216,466	339,614
Operating lease liabilities, net of current portion	1,680	7,610
Other liabilities, net of current portion	768	551
Total liabilities	306,920	418,525
Commitments and contingencies (Note 8)
Stockholders’ equity
Common stock, $0.0001 par value; 500,000 shares authorized at December 31, 2024 and 2023, respectively; 78,573 and 76,410 shares issued and outstanding at December 31, 2024 and 2023, respectively.	7	7
Additional paid-in capital	654,905	620,021
Accumulated other comprehensive income	145	163
Accumulated deficit	(621,688)	(594,658)
Total stockholders’ equity	33,369	25,533
Total liabilities and stockholders' equity	$340,289	$444,058

Exhibit 99.1

Consolidated Statements of Operations

(in thousands, except per share amounts)

(unaudited)

	Three months ended December 31,		Year ended December 31,
	2024	2023	2024	2023
Revenue	$87,028	$84,149	$332,927	$309,394
Cost of revenue (1)	19,476	18,946	77,589	74,202
Gross profit	67,552	65,203	255,338	235,192
Operating expenses: (1)
Sales and marketing	29,605	34,332	129,602	140,230
Research and development	19,763	19,509	80,879	83,460
General and administrative	14,994	13,574	61,794	58,838
Amortization of intangible assets	2,383	2,323	9,736	8,422
Acquisition related costs	333	935	1,334	10,252
Restructuring charges	1,225	219	13,677	6,434
Total operating expenses	68,303	70,892	297,022	307,636
Loss from operations	(751)	(5,689)	(41,684)	(72,444)
Gain on convertible note extinguishment	0	0	12,110	0
Interest income	1,761	3,183	10,568	11,493
Interest expense	(2,703)	(719)	(6,051)	(2,884)
Other expenses	(373)	(503)	(958)	(836)
Loss before provision for income taxes	(2,066)	(3,728)	(26,015)	(64,671)
Benefit (provision) for income taxes	(324)	552	(1,015)	0
Net loss	$(2,390)	$(3,176)	$(27,030)	$(64,671)
Basic net loss per share	$(0.03)	$(0.04)	$(0.35)	$(0.86)
Shares used to compute basic net loss per share	78,438	76,226	77,600	75,143

(1) Amounts include stock-based compensation expense and associated payroll tax costs, as follows:

	Three months ended December 31,		Year ended December 31,
	2024	2023	2024	2023
Cost of revenue	$735	$1,147	$3,533	$4,949
Sales and marketing	920	3,415	9,252	13,474
Research and development	3,099	1,908	13,614	13,478
General and administrative	2,141	1,105	10,000	9,785

Exhibit 99.1

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three months ended December 31,		Year ended December 31,
	2024	2023	2024	2023

Cash flows from operating activities
Net loss	$(2,390)	$(3,176)	$(27,030)	$(64,671)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization expense	3,329	3,500	13,811	12,480
Amortization of discount on convertible note	244	496	1,582	1,976
Amortization of premium on convertible note	(396)	0	(636)	0
Stock-based compensation expense	6,821	7,635	35,377	41,185
Provision for expected credit losses	206	(656)	3,208	805
Real estate and internal-use software charges	502	70	3,533	70
Gain on lease modification	0	0	(988)	0
Gain on convertible note extinguishment	0	0	(12,110)	0
Other	6	(5)	(31)	167
Changes in operating assets and liabilities:
Accounts receivable	(5,273)	534	(14,206)	(3,877)
Prepaid expenses and other assets	5,477	4,581	6,493	2,063
Deferred commissions	757	(354)	955	(2,128)
Accounts payable	(672)	1,710	(895)	962
Accrued and other liabilities	3,511	(1,083)	2,843	(25,836)
Deferred revenue	238	27	14,348	12,561
Net cash provided by (used in) operating activities	12,360	13,279	26,254	(24,243)
Cash flows from investing activities:
Cash paid for acquisition	0	(7,891)	(100)	(7,891)
Purchase of property, equipment, leasehold improvements and capitalized internal-use software	(787)	(1,043)	(3,721)	(4,179)
Maturity of marketable securities	53,603	36,960	205,238	243,167
Purchase of marketable securities	(10,167)	(39,207)	(96,124)	(228,281)
Net cash provided by (used in) investing activities	42,649	(11,181)	105,293	2,816
Cash flows from financing activities:
Proceeds from exercise of stock options	225	136	1,708	3,849
Taxes paid related to net share settlement of stock options	(38)	(12)	(2,449)	(3,294)
Holdback payments related to business combination	(1,000)	0	(1,000)	0
Proceeds from financing obligation	0	0	0	1,081
Payment of convertible note issuance costs	(656)	0	(3,176)	0
Repayment of convertible notes and financing obligation	(139)	(263)	(109,119)	(394)
Net cash provided by (used in) financing activities	(1,608)	(139)	(114,036)	1,242
Net change in cash and cash equivalents and restricted cash	53,401	1,959	17,511	(20,185)
Cash and cash equivalents and restricted cash, beginning of period	36,955	70,886	72,845	93,030
Cash and cash equivalents and restricted cash, end of period	$90,356	$72,845	$90,356	$72,845
Supplemental cash flow information:
Cash paid for interest	$3	$21	$2,466	$894
Cash paid for taxes	$106	$242	$381	$583
Noncash investing and financing activities:
Changes in capital additions, accrued but not paid	$84	$168	$84	$168
Fair value of shares issued as consideration for business combinations	$0	$496	$248	$1,417
Principal amount of 2028 Convertible Notes exchanged	$0	$0	$150,000	$0

Exhibit 99.1

Disaggregated Revenue:

	Three months ended December 31,		Year ended December 31,
(in thousands)	2024	2023	2024	2023
Subscription solutions	$62,288	$60,613	$247,870	$229,265
Partner and services	24,740	23,536	85,057	80,129
Revenue	$87,028	$84,149	$332,927	$309,394

Revenue by Geography:

	Three months ended December 31,		Year ended December 31,
(in thousands)	2024	2023	2024	2023
Revenue:
Americas – U.S.	$66,078	$64,055	$253,484	$236,502
Americas – other (1)	4,217	3,837	15,662	14,103
EMEA	9,994	9,475	38,031	34,661
APAC	6,739	6,782	25,750	24,128
Revenue	$87,028	$84,149	$332,927	$309,394

(1)Americas-other revenue includes revenue from North and South America, other than the U.S.

Exhibit 99.1

Reconciliation of GAAP to Non-GAAP Results

(in thousands, except per share amounts)

(unaudited)

Reconciliation of loss from operations to Non-GAAP operating income (loss):

	Three months ended December 31,		Year ended December 31,
	2024	2023	2024	2023
(in thousands)
Revenue	$87,028	$84,149	$332,927	$309,394

Loss from operations	$(751)	$(5,689)	$(41,684)	$(72,444)
Plus: stock-based compensation expense and associated payroll tax costs	6,895	7,575	36,399	41,686
Amortization of intangible assets	2,383	2,323	9,736	8,422
Acquisition related costs	333	935	1,334	10,252
Restructuring charges	1,225	219	13,677	6,434
Non-GAAP operating income (loss)	$10,085	$5,363	$19,462	$(5,650)
Non-GAAP operating income (loss) as a percentage of revenue	11.6%	6.4%	5.8%	(1.8)%

Reconciliation of net loss & basic net loss per share to Non-GAAP net income & Non-GAAP net income per share:

	Three months ended December 31,		Year ended December 31,
	2024	2023	2024	2023
(in thousands)
Revenue	$87,028	$84,149	$332,927	$309,394

Net loss	$(2,390)	$(3,176)	$(27,030)	$(64,671)
Plus: stock-based compensation expense and associated payroll tax costs	6,895	7,575	36,399	41,686
Amortization of intangible assets	2,383	2,323	9,736	8,422
Acquisition related costs	333	935	1,334	10,252
Restructuring charges	1,225	219	13,677	6,434
Gain on convertible note extinguishment	0	0	(12,110)	0
Non-GAAP net income	$8,446	$7,876	$22,006	$2,123
Basic net loss per share	$(0.03)	$(0.04)	$(0.35)	$(0.86)
Non-GAAP basic net income per share	$0.11	$0.10	$0.28	$0.03
Non-GAAP diluted net income per share	$0.11	$0.09	$0.28	$0.03
Shares used to compute basic Non-GAAP net income per share	78,438	76,226	77,600	75,143
Shares used to compute diluted Non-GAAP net income per share	80,081	83,679	79,544	82,938
Non-GAAP net income as a percentage of revenue	9.7%	9.4%	6.6%	0.7%

Exhibit 99.1

Reconciliation of net loss to adjusted EBITDA:

	Three months ended December 31,		Year ended December 31,
	2024	2023	2024	2023
(in thousands)
Revenue	$87,028	$84,149	$332,927	$309,394

Net loss	$(2,390)	$(3,176)	$(27,030)	$(64,671)
Plus: stock-based compensation expense and associated payroll tax costs	6,895	7,575	36,399	41,686
Amortization of intangible assets	2,383	2,323	9,736	8,422
Acquisition related costs	333	935	1,334	10,252
Restructuring charges	1,225	219	13,677	6,434
Depreciation	946	1,177	4,075	4,058
Gain on convertible note extinguishment	0	0	(12,110)	0
Interest income	(1,761)	(3,183)	(10,568)	(11,493)
Interest expense	2,703	719	6,051	2,884
Other expenses	373	503	958	836
Benefit (provision) for income taxes	324	(552)	1,015	0
Adjusted EBITDA	$11,031	$6,540	$23,537	$(1,592)
Adjusted EBITDA as a percentage of revenue	12.7%	7.8%	7.1%	(0.5)%

Reconciliation of cost of revenue to Non-GAAP cost of revenue:

	Three months ended December 31,		Year ended December 31,
	2024	2023	2024	2023
(in thousands)
Revenue	$87,028	$84,149	$332,927	$309,394

Cost of revenue	$19,476	$18,946	$77,589	$74,202
Less: stock-based compensation expense and associated payroll tax costs	735	1,147	3,533	4,949
Non-GAAP cost of revenue	$18,741	$17,799	$74,056	$69,253
As a percentage of revenue	21.5%	21.2%	22.2%	22.4%

Reconciliation of sales and marketing expense to Non-GAAP sales and marketing expense:

	Three months ended December 31,		Year ended December 31,
	2024	2023	2024	2023
(in thousands)
Revenue	$87,028	$84,149	$332,927	$309,394

Sales and marketing	$29,605	$34,332	$129,602	$140,230
Less: stock-based compensation expense and associated payroll tax costs	920	3,415	9,252	13,474
Non-GAAP sales and marketing	$28,685	$30,917	$120,350	$126,756
As a percentage of revenue	33.0%	36.7%	36.1%	41.0%

Exhibit 99.1

Reconciliation of research and development expense to Non-GAAP research and development expense:

	Three months ended December 31,		Year ended December 31,
	2024	2023	2024	2023
(in thousands)
Revenue	$87,028	$84,149	$332,927	$309,394

Research and development	$19,763	$19,509	$80,879	$83,460
Less: stock-based compensation expense and associated payroll tax costs	3,099	1,908	13,614	13,478
Non-GAAP research and development	$16,664	$17,601	$67,265	$69,982
As a percentage of revenue	19.1%	20.9%	20.2%	22.6%

Reconciliation of general and administrative expense to Non-GAAP general and administrative expense:

	Three months ended December 31,		Year ended December 31,
	2024	2023	2024	2023
(in thousands)
Revenue	$87,028	$84,149	$332,927	$309,394

General & administrative	$14,994	$13,574	$61,794	$58,838
Less: stock-based compensation expense and associated payroll tax costs	2,141	1,105	10,000	9,785
Non-GAAP general & administrative	$12,853	$12,469	$51,794	$49,053
As a percentage of revenue	14.8%	14.8%	15.6%	15.9%

Reconciliation of net cash provided by (used in) operating activities to free cash flow:

	Three months ended December 31,		Year ended December 31,
	2024	2023	2024	2023
(in thousands)
Net cash provided by (used in) operating activities	$12,360	$13,279	$26,254	$(24,243)
Purchase of property, equipment, leasehold improvements and capitalized internal-use software	(787)	(1,043)	(3,721)	(4,179)
Free cash flow	$11,573	$12,236	$22,533	$(28,422)